INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement” is entered into as of this ___ day of _____, 200__, by and between PRO-DEX, INC., a Colorado corporation (the “Company”) and the Indemnitee identified on the signature page hereto (the “Indemnitee”).

R E C I T A L S:

A.        The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.        The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.        Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.

D.        The Company (i) desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company and (ii) wishes to provide for the indemnification and advancing of expenses to each Indemnitee to the maximum extent permitted by law.

E.         In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

Indemnification.

Indemnification of Expenses.  The Company shall indemnify and hold harmless Indemnitee (including its partners, employees and agents) to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation (whether formal or informal) that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, controlling person, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale, holding or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto (hereinafter an “Indemnification Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.  Expenses shall also include reasonable compensation for time spent by Indemnitee for which he is not compensated by the Company or any subsidiary or third party for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and the estimated time involved is approved by the directors of the Company who are not parties to any action with respect to when expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to the Company or any subsidiary. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than five days after written demand by the Indemnitee therefor is presented to the Company.  The parties agree that for the purposes of any Expense advancement for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses , except Indemnitee’s  counsel’s fees and expenses, included in such Expense advancement that are certified by Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.

Contribution.  If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  In connection with the registration of the Company’s securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered.  The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  In connection with the registration of the Company’s securities, in no event shall an Indemnitee be required to contribute any amount under this Section 1(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Indemnitee or (ii) the proceeds received by Indemnitee from its sale of securities under such registration statement.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(i)         Protection from Contribution

The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution for which the Indemnitee would otherwise be indemnified hereunder which may be brought by Officers, Directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee

(ii)        Protection from Contribution in Event of Joint Liability

Whether or not the indemnification provided elsewhere in this agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which Company is jointly liable with Indemnitee, Company shall pay the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment. Company shall not enter into any settlement of any action, suit or proceeding in which Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

Survival Regardless of Investigation.  The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any officer, director, employee, agent or controlling person of the Indemnitee.

Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 11(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent that Indemnitee have been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section (1)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

Expenses; Indemnification Procedure.

Advancement of Expenses.  The Company agrees to pay all Expenses incurred by Indemnitee in connection with any Indemnification Event in advance of the final disposition thereof, provided that the Company has received an undertaking by or on behalf of Indemnitee, substantially in the form attached hereto as Exhibit A, to repay the amount so advanced to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise.  The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company. The right to advances under this section shall in all events continue until final disposition of any proceeding, including any appeal therein.

Notice/Cooperation by Indemnitee.   Indemnitee agrees to notify promptly the Company in writing of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Company did not otherwise learn of the proceeding and such delay is materially prejudicial to the Company’s ability to defend such proceeding; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same proceeding. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement.

No Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contenders, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided, that (i) the Indemnitee shall have the right to employ Indemnitee’s counsel in any such Claim at the Indemnitee’s expense and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or Indemnitee shall have any defense to a Claim which is not available to the Company, (C) the Company shall not continue to retain such counsel to defend such Claim, or (D) after a Change in Control, the employment of counsel by Indemnitee has been approved by counsel mutually acceptable to both parties then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.  Without Indemnitee’s prior written consent, the Company shall not enter into any settlement of any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.

Additional Indemnification Rights; Nonexclusivity.

Scope.  The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Colorado corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Colorado corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

Nonexclusivity.  The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of Colorado, or otherwise.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity.

No Duplication of Payments.

The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

Partial Indemnification.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

[Reserved].

Liability Insurance.

(a)        Maintenance of Insurance

The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, but not to exceed six years, the Company shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”)

(b)       Annual Review

At the Director’s request, the Company shall arrange an annual review of the D &O Insurance by an independent insurance adviser, all fees and charges arising from such review to be met by the Company.

(c)        Tail Coverage

In the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance--directors’ and officers’ liability, fiduciary, employment practices or otherwise--in respect of Indemnitee, for a period of six years thereafter (“Tail Coverage”).

(d)       Indemnitee Control

the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the incumbent directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no incumbent directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed).

Failure to Indemnify.

In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and Expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action.

It shall be a defense to such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standard of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of interim expenses pursuant to Section 2 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its board of directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

Exceptions.

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

Excluded Action or Omissions.  To indemnify Indemnitee for Indemnitee’s acts, omissions or transactions from which the Indemnitee may not be relieved of liability under applicable law;

Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnify under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Colorado General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

Frivolous Claims.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was frivolous; or

Claims Under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended or any similar successor statute, but only to the extent the Company reasonably determines that Indemnitee clearly violated Section 16(b) and must disgorge the profits to the Company. Notwithstanding anything to the contrary stated or implied in this Section 9, indemnification pursuant to this Agreement relating to any proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws.

Period of Limitations.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of one year from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

Construction of Certain Phrases.

For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent, control person, or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent, control person or fiduciary, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company as referred to in this Agreement.

For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the right of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Binding Effect; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise at the Company’s request.

Attorneys’ Fees.

In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, any Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

Notice.

All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day if deposited with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath the Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

Consent to Jurisdiction.

The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Colorado for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Superior Court of the State of Colorado, which shall be the exclusive and only proper forum for adjudicating such a claim.

Severability.

The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Choice of Law.

This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Colorado, as applied to contracts between Colorado residents, entered into and to be performed entirely within the State of Colorado, without regard to the conflict of laws principles thereof.

Subrogation.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

Amendment and Termination.

No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Integration and Entire Agreement.

This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

No Construction as Employment Agreement.

Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

23.       Effectiveness of Agreement

            This Agreement shall be effective as of the date set forth on the first page, and this Agreement applies to any Indemnifiable Event that occurred prior to or after such date if Indemnitee was an officer, director, employee or agent of, or attorney for, Company, or was serving at the request of Company as a director, officer, employee or agent of, or attorney for, another corporation, partnership, joint venture, trust or other enterprise, at the time such Indemnifiable Event occurred.

            All the rights and privileges afforded by this Agreement, including the right to indemnification and the advancement of legal fees provided under this Agreement, shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any proceeding.

24.       Contract Right

The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto

25.       Monetary Damages Insufficient/Specific Enforcement

The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

26.       Binding Presumption of Entitlement for Failure to Act

If the person or persons empowered to make a determination of entitlement to indemnification shall have failed to make the requested determination within ninety (90) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any proceeding or any other event that could enable the Corporation to determine Indemnitee’s entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

27.       Enforcement of Rights

(a)        Right to Enforce in Court

If Indemnitee has not received full indemnification within thirty (30) days after making a demand in accordance with Section 1, Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of Colorado or any other court having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 27 shall be in addition to any other remedies available to Indemnitee at law or in equity.

28.       Rights in Event of a Change of Control

(a)        Company pays for Indemnitee to Sue Company—After Change in Control

            Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless the proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control).

29.       Information Sharing

If the Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall share with Indemnitee any information it has turned over to any third parties concerning the investigation except information subject to attorney client privilege.

30.       Interest

Interest shall be paid by the Company to Indemnitee at the legal rate under Colorado law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

31.       No Imputation

The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or the Corporation itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

32.       Determination of Good Faith

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Company or the Board of Directors or any committee of the Board of Directors. The provisions of this Section 32 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:	PRO-DEX, INC. a Colorado corporation By: Its: Address: 2361 McGaw Avenue Irvine, California 92614

INDEMNITEE:
(signature)
__________________________________________
(print name)

EXHIBIT A

UNDERTAKING AGREEMENT

THIS UNDERTAKING AGREEMENT is made on ___________________, between PRO-DEX, INC., a Colorado corporation (the “Company”) and __________________________, an officer and/or member of the Board of Directors of the Company (“Indemnitee”).

WHEREAS, Indemnitee may become involved in investigations, claims, actions, suits or proceedings which have arisen or may arise in the future as a result of Indemnitee’s service to the Company; and

WHEREAS, Indemnitee desires that the Company pay any and all expenses (including, but not limited to, attorneys’ fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in defending or investigating any such suits or claims and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits or proceedings to the extent that Indemnitee has not been previously reimbursed by insurance; and

WHEREAS, the Company is willing to make such payments but, in accordance with Section 7-109-104(b) of the Colorado Revised Statutes, the Company may make such payments only if it receives an undertaking to repay from Indemnitee; and

WHEREAS, Indemnitee is willing to give such an undertaking;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.                  In regard to any payments made by the Company to Indemnitee pursuant to the terms of the Indemnification Agreement dated ____________________, 2002, between the Company and Indemnitee, Indemnitee hereby undertakes and agrees to repay to the Company any and all amounts so paid promptly and in any event within thirty (30) days after the disposition, including any appeals, of any litigation or threatened litigation on account of which payments were made, but only to the extent that Indemnitee is ultimately found not entitled to be indemnified by the Company under the Indemnification Agreement, the Bylaws of the Company and the Colorado Revised Statutes, or other applicable law.

2.                  This Agreement shall not affect in any manner rights which Indemnitee may have against the Company, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

COMPANY:	PRO-DEX, INC. a Colorado corporation By: Its: Address: 2361 McGaw Avenue Irvine, California 92614

INDEMNITEE:
(signature)
__________________________________________
(print name)